UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 25, 2008

iGo, Inc.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907	86-0843914
(Commission File Number)	(IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 24, 2008, iGo’s Board of Directors approved an amendment to its Bylaws primarily to reflect recent statutory and case law developments. More specifically, Article II, Section 11 of the Bylaws was added to formulate a more current and comprehensive bylaw relating to the advance notice of stockholder business and director nominations. This change is intended to foreclose potential disputes over matters relating to the requisite advance notice and treatment of stockholder business and director nominations. This new provision requires the stockholder giving notice of a stockholder proposal to describe, among other things, any agreement, arrangement and understanding between or among such stockholder, any beneficial owner, any of their respective affiliates or associates and any others acting in concert with any of the foregoing with respect to the nomination or proposal. The time period during which notices must be delivered was revised to provide a 90 — 120 day window pegged to the anniversary of the preceding year’s annual meeting, rather than the date of the prior year’s proxy statement. The amendment also clarifies that the public announcement of an adjournment or postponement of an annual or special meeting will not commence a new time period for the giving of notice. This amendment enhances the Board of Directors’ ability to prepare for and address issues that could arise at stockholder meetings, while safeguarding the rights of stockholders to make director nominations or business proposals. The amendment was effective immediately. In addition, on September 24, 2008, the Board approved amendments to its Director Nominations Policy in order to ensure that the manner in which stockholders may nominate directors is consistent with the Company’s Third Amended and Restated Bylaws.
     The preceding description is qualified in its entirety by reference to iGo’s Third Amended and Restated Bylaws, which are filed as Exhibit 3.1 to this report and are incorporated herein by reference. A copy of iGo’s amended and restated Director Nominations Policy is available on the Company’s website at www.corporate.igo.com.

Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description

3.1	Third Amended and Restated Bylaws of iGo, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IGO, INC.
Dated: September 26, 2008	By:	/s/ Joan W. Brubacher
Name: Joan W. Brubacher
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

3.1	Third Amended and Restated Bylaws of iGo, Inc.